MFA MORTGAGE INVESTMENTS, INC. 350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

April 3, 2006		NEW YORK METRO

CONTACT:	MFA Investor Relations	NYSE: MFA
800-892-7547
www.mfa-reit.com

MFA Mortgage Investments, Inc.
Announces First Quarter 2006 Dividend of $0.05

     MFA Mortgage Investments, Inc. (NYSE:MFA) announced today that its Board of Directors declared a quarterly dividend of $0.05 per share of common stock for the first quarter of 2006. The dividend will be paid on April 28, 2006 to stockholders of record on April 17, 2006. The first quarter 2006 dividend of $0.05 per share is consistent with the dividends paid in the third and fourth quarters of 2005.

     Stockholders interested in learning how to participate in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting Mellon Investor Services, the Plan administrator, at 1-866-249-2610 (toll free). For more information about the Plan, interested stockholders may also go to the website established for the Plan at www.melloninvestor.com or visit MFA’s website at www.mfa-reit.com.

     When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to use borrowings to finance its assets; changes in government regulations affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in reports that MFA files from time to time with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date they are made and MFA does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of such statements.